Exhibit 99.1
Qualtrics Announces Record Fourth Quarter and Full Year 2021 Financial Results

•Full Year 2021 total revenue of $1,075.7M, up 41% year over year
•Q4 2021 total revenue of $316.0M, up 48% year over year
•Full Year 2021 subscription revenue of $870.7M, up 51% year over year
•Q4 2021 subscription revenue of $259.0M, up 61% year over year
•Total remaining performance obligations1 of $1,732.8M, up 51% year over year
•Next 12 months remaining performance obligations of $1,011.8M, up 57% year over year

PROVO, Utah and SEATTLE Jan. 26, 2022– Qualtrics (NASDAQ: XM), the leader and creator of the Experience Management (XM) category, today announced financial results for the fourth quarter and fiscal year ended December 31, 2021.

"Q4 was an outstanding quarter, capping off a record year of growth for Qualtrics,” said Qualtrics CEO Zig Serafin. “Not only did we cross the $1 billion revenue milestone, but we’re accelerating past it, as experience management becomes even more critical to business success.”

Fourth Quarter 2021 Financial Highlights:

•Revenue: Total revenue for the fourth quarter was $316.0 million, up from $213.6 million one year ago, an increase of 48% year-over-year. Subscription revenue for the fourth quarter was $259.0 million, up from $160.4 million one year ago, an increase of 61% year over year.
•Operating Income (Loss) and Margin: Fourth quarter operating loss was $(306.1) million, compared to $(11.0) million one year ago. Non-GAAP operating income (see discussion of non-GAAP operating income (loss) and margin measures below) was $0.3 million, compared to non-GAAP operating loss of $(4.7) million one year ago. For the fourth quarter, GAAP operating margin was (97)% and non-GAAP operating margin was 0.1%.
•Net Loss and Net Loss Per Share: Fourth quarter net loss was $309.8 million, or $0.56 per share, compared to $14.5 million, or $0.03 per share in the fourth quarter of fiscal year 2020. Non-GAAP net loss (see discussion of the non-GAAP net income (loss) measure below) for the fourth quarter was $39.4 million, or $0.07 per share, compared to non-GAAP net loss of $8.1 million, or $0.02 per share in the fourth quarter of fiscal year 2020.
•Cash and Cash Equivalents: Total cash and cash equivalents as of December 31, 2021 was $1,014.5 million.

Full Year 2021 Financial Highlights:

•Revenue: Total revenue for the fiscal year ended December 31, 2021 was $1,075.7 million, up from $763.5 million one year ago, an increase of 41% year-over-year. Subscription revenue was $870.7 million, up from $575.4 million one year ago, an increase of 51% year-over-year.
•Operating Income (Loss) and Margin: Operating loss for the year was $(1,053.8) million, compared to operating loss of $(255.1) million in 2020. Non-GAAP operating income (loss) for the year was $31.9 million, compared to $(29.6) million in fiscal 2020. For the fiscal year 2021, operating margin was (98)% and non-GAAP operating margin was 3%.
•Net Loss and Net Loss Per Share: Fiscal year 2021 net loss was $1,059.1 million, or $2.05 per share, compared to $272.5 million in fiscal year 2020, or $0.64 per share. Non-GAAP net loss for the year was $6.0 million, or $0.01 per share, compared to $46.0 million in fiscal year 2020, or $0.11 per share.

Financial Outlook:
1 Remaining performance obligations represent all contracted future revenue that has not yet been recognized, including both deferred revenue and non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods.

Qualtrics is providing guidance for its first quarter ending March 31, 2022 as follows:
•Total revenue between $324 and $326 million.
•Subscription revenue between $270 and $272 million.
•Non-GAAP operating margin between 1% and 2%.
•Non-GAAP net income (loss) per share between $(0.02) and $0.00 assuming 580 million weighted shares outstanding.
Qualtrics is providing its guidance for its full year ending December 31, 2022 as follows:
•Total revenue between $1,402 and $1,406 million.
•Subscription revenue between $1,177 and $1,181 million.
•Non-GAAP operating margin between 1% and 3%.
•Non-GAAP net income (loss) per share between $(0.02) and $0.00 assuming 595 million weighted shares outstanding.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net loss, and non-GAAP net loss per share are non-GAAP financial measures. Additional information on Qualtrics' reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Qualtrics’ results computed in accordance with GAAP.

A supplemental financial presentation and other information can be accessed through Qualtrics’ investor relations website at https://www.qualtrics.com/investors/.

Qualtrics Earnings Call
Qualtrics plans to host a conference call today to review its fiscal fourth quarter and full year 2021 financial results and to discuss its financial outlook. The call is scheduled to begin at 3:00 p.m. MT/5:00 p.m. ET. Investors are invited to join the webcast by visiting: https://qualtrics.com/investors/events. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Qualtrics
Qualtrics, the leader and creator of the Experience Management (XM) category, is changing the way organizations manage and improve the four core experiences of business—customer, employee, product and brand. Over 16,750 organizations around the world use Qualtrics to listen, understand and take action on experience data (X-data™)—the beliefs, emotions and intentions that tell you why things are happening, and what to do about it. The Qualtrics XM Platform™ is a system of action that helps businesses attract customers who stay longer and buy more, engage employees who build a positive culture, develop breakthrough products people love and build a brand people are passionate about.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter of 2022 and full year 2022. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our future financial performance, including our revenue, cost of revenue, gross profit, operating expenses, ability to generate positive cash flow, and ability to be profitable; our ability to grow at or near historical growth rates;

anticipated technology trends, such as the use of and demand for experience management software; our ability to attract and retain customers to use our products; our ability to respond to and overcome challenges brought by the COVID-19 pandemic; our ability to attract enterprises and international organizations as customers for our products; our ability to expand our network with content consulting partners, delivery partners, and technology partners; the evolution of technology affecting our products and markets; our ability to introduce new products and enhance existing products and to compete effectively with competitors; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our anticipated investments in sales and marketing and research and development; our ability to maintain, protect, and enhance our intellectual property rights; our ability to successfully defend litigation brought against us; our ability to maintain data privacy and data security; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; and our reduced ability to leverage resources at SAP as an independent company from SAP. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are and/or will be included under the caption “Risk Factors” and elsewhere in Qualtrics’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and any subsequent public filings. Forward-looking statements speak only as of the date the statements are made and are based on information available to Qualtrics at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Qualtrics assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures
To supplement our financial results, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. You should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our non-GAAP results that our future results will not be affected by these expenses or any unusual or non-recurring items.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow, free cash flow margin: We define these non-GAAP financial measures as the respective GAAP measures, excluding equity and cash settled stock-based compensation expenses, amortization of acquired intangible assets, acquisition related costs, changes in the fair value of our distribution liability for our tax sharing agreement with SAP, and the tax impact of the non-GAAP adjustments, as applicable. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

Investor Relations:

Steven Wu
Head of FP&A and Investor Relations
investors@qualtrics.com

Public Relations:
Gina Sheibley
Chief Communications Officer
press@qualtrics.com

Qualtrics International Inc.
Consolidated Balance Sheets
(Unaudited, in thousands, except share and par value)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$1,014,511	$203,891
Accounts receivable, net of allowances	461,830	296,148
Deferred contract acquisition costs, net	60,455	43,429
Prepaid expenses and other current assets	68,887	48,130
Total current assets	1,605,683	591,598
Non-current assets:
Property and equipment, net	192,327	116,120
Right-of-use assets from operating leases	227,320	195,372
Goodwill	1,118,768	6,709
Other intangible assets, net	264,500	3,959
Deferred contract acquisition costs, net of current portion	145,952	115,837
Deferred tax assets	96	92
Other assets	27,577	9,368
Total assets	$3,582,223	$1,039,055

Liabilities and equity (deficit)
Current liabilities:
Lease liabilities	$18,898	$7,125
Accounts payable	84,053	30,452
Accrued liabilities	167,402	225,046
Liability-classified, stock-based awards	4,519	209,286
Deferred revenue	748,145	495,638
Total current liabilities	1,023,017	967,547
Non-current liabilities:
Lease liabilities, net of current portion	263,307	235,620
Liability-classified, stock-based awards, net of current portion	52	76,627
Deferred revenue, net of current portion	6,698	5,477
Deferred tax liabilities	23,653	5,970
Other liabilities	78,796	16,716
Total liabilities	$1,395,523	$1,307,957
Commitments and contingencies
Equity (deficit):
Preferred stock, par value $0.0001 per share; authorized 100,000,000 shares; no shares outstanding	—	—
Class A common stock, par value $0.0001 per share; authorized 2,000,000,000 shares; issued and outstanding 147,309,254 and 6,000,000 shares as of December 31, 2021 and 2020	15	1
Class B common stock, par value $0.0001 per share; authorized 1,000,000,000 shares; issued and outstanding 423,170,610 and 423,170,610 as of December 31, 2021 and 2020	42	42
Additional paid in capital	4,645,800	1,126,631
Accumulated other comprehensive income (loss)	(1,244)	3,191
Accumulated deficit	(2,457,913)	(1,398,767)
Total equity (deficit)	2,186,700	(268,902)
Total liabilities and equity (deficit)	$3,582,223	$1,039,055

Qualtrics International Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Subscription	$258,957	$160,397	$870,705	$575,397
Professional services and other	57,085	53,169	204,959	188,125
Total revenue	316,042	213,566	1,075,664	763,522
Cost of revenue:
Subscription	39,971	15,697	105,836	62,671
Professional services and other	51,914	35,756	179,436	135,816
Total cost of revenue	91,885	51,453	285,272	198,487
Gross profit	224,157	162,113	790,392	565,035
Operating expenses:
Research and development	97,606	43,810	324,158	212,795
Sales and marketing	193,887	109,019	643,333	431,794
General and administrative	238,790	20,274	876,734	175,499
Total operating expenses	530,283	173,103	1,844,225	820,088
Operating loss	(306,126)	(10,990)	(1,053,833)	(255,053)
Other non-operating income (expense), net	12,743	(489)	6,652	(972)
Loss before income taxes	(293,383)	(11,479)	(1,047,181)	(256,025)
Provision for income taxes	16,389	2,996	11,965	16,477
Net loss	$(309,772)	$(14,475)	$(1,059,146)	$(272,502)

Net loss per share attributable to common stockholders, basic and diluted	$(0.56)	$(0.03)	$(2.05)	$(0.64)
Weighted-average Class A and Class B shares used in computing net loss per share attributable to common stockholders, basic and diluted	555,708,307	423,829,951	516,869,588	423,334,994

Cost of revenue and operating expenses includes:

Stock-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
in thousands	2021	2020	2021	2020
Cost of subscription revenue	$3,626	$823	$12,148	$4,632
Cost of professional services and other revenue	7,138	544	25,299	6,737
Research and development	39,369	5,190	128,779	68,355
Sales and marketing	41,615	2,944	136,532	37,877
General and administrative	200,800	(3,537)	754,382	106,412
Total stock-based compensation expense, including cash settled(a)	$292,548	$5,964	$1,057,140	$224,013
________________
(a)As a result of the SAP Acquisition, our stock-based compensation expense reflects the recognition of both equity-classified awards and liability-classified awards. Liability-classified awards are settled in cash in accordance with SAP’s employee equity compensation programs. Our stock-based compensation expense for the three months ended December 31, 2021 and 2020 consisted of $292.5 million and $6.0 million, respectively, of liability-classified and equity-classified awards. During the three months ended December 31, 2021 and 2020, awards of $2.5 million and $104.6 million, respectively, were settled in cash. Our stock-based compensation expense for the year ended December 31, 2021 and 2020 consisted of $1,057.1 million and $224.0 million, respectively, of liability-classified and equity-classified awards. During the year ended December 31, 2021 and 2020, awards of $79.4 million and $388.6 million, respectively, were settled in cash. Liability-classified awards are recorded according to mark-to-market accounting.

Amortization of acquired intangible assets as follows:

	Three Months Ended December 31,		Year Ended December 31,
in thousands	2021	2020	2021	2020
Cost of revenue	$7,270	$265	$8,243	$1,062
Sales and marketing	5,265	51	5,441	204
General and administrative	305	47	446	188
Total amortization of acquired intangible assets	$12,840	$363	$14,130	$1,454

Qualtrics International Inc.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(1,059,146)	$(272,502)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	46,009	26,457
Loss on disposal of property and equipment	1,498	—
Change in fair value of distribution liability for tax sharing agreement	(13,500)	—
Reduction of right-of-use assets from operating leases	23,078	17,202
Stock-based compensation expense, including cash settled	1,057,140	224,013
Amortization of deferred contract acquisition costs	50,038	32,098
Deferred income taxes	(11,654)	13,200
Changes in assets and liabilities, excluding the effect of business combinations:
Accounts receivable, net	(146,966)	(103,692)
Prepaid expenses and other current assets	(20,975)	(10,773)
Deferred contract acquisitions costs	(99,869)	(111,686)
Other assets	(18,308)	(7,592)
Lease liabilities	(15,528)	24,741
Accounts payable	24,333	(282)
Accrued liabilities	55,316	22,546
Deferred revenue	215,444	114,331
Other liabilities	(4,712)	9,826
Settlement of stock-based payments liabilities	(79,397)	(388,609)
Net cash flows provided by (used in) operating activities	2,801	(410,722)

Cash flows from investing activities
Purchases of property and equipment	(103,823)	(89,518)
Cash paid for business combinations, net of cash acquired	(141,792)	—
Net cash flows used in investing activities	(245,615)	(89,518)

Cash flows from financing activities
Proceeds from capital contributions from SAP	115,000	540,000
Proceeds from issuance of class A common stock, net of underwriting discounts and commissions	3,359,822	120,000
Payment of costs related to issuance of class A common stock	(3,351)	—
Repayment of promissory note	(2,392,280)	—
Payments for taxes related to net share settlement of equity awards	(47,783)	—
Proceeds from exercise of stock options	5,649
Issuance of class A common stock through Employee Stock Purchase Plan	16,586	—
Net cash flows provided by financing activities	1,053,643	660,000

Effect of changes in exchange rates on cash and cash equivalents	(209)	1,664
Net increase in cash and cash equivalents	810,620	161,424
Cash and cash equivalents at the beginning of the period	203,891	42,467
Cash and cash equivalents at the end of the period	$1,014,511	$203,891

Qualtrics International Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands)

Non-GAAP Gross Profit and Margin

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(In thousands)
GAAP gross profit	$224,157	$162,113	$790,392	$565,035
Add: Stock-based compensation expense, including cash settled(1)	10,764	1,367	37,447	11,369
Add: Amortization of acquired intangible assets	7,270	265	8,243	1,062
Non-GAAP gross profit	$242,191	$163,745	$836,082	$577,466
Non-GAAP gross margin	77%	77%	78%	76%

We calculate non-GAAP gross profit, as GAAP gross profit excluding equity and cash settled stock-based compensation expense allocated to cost of revenue and amortization of acquired intangible assets allocated to cost of revenue. Non-GAAP gross margin is calculated as non-GAAP gross profit divided by total revenue.

Non-GAAP Operating Income (Loss) and Margin

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(In thousands)
GAAP operating loss	$(306,126)	$(10,990)	$(1,053,833)	$(255,053)
Add: Stock-based compensation expense, including cash settled(1)	292,548	5,964	1,057,140	224,013
Add: Amortization of acquired intangible assets	12,840	363	14,130	1,454
Add: Acquisition related costs	$1,059	$—	$14,489	$—
Non-GAAP operating income (loss)	$321	$(4,663)	$31,926	$(29,586)
Non-GAAP operating margin	—%	(2)%	3%	(4)%

We calculate non-GAAP operating income (loss), as GAAP operating loss excluding equity and cash settled stock-based compensation expense, amortization of acquired intangible assets, and acquisition related costs. Non-GAAP operating margin is calculated as non-GAAP operating income (loss) divided by total revenue.

Non-GAAP Net Loss and Net Loss Per Share

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(In thousands, except share and per share data)
GAAP net loss	$(309,772)	$(14,475)	$(1,059,146)	$(272,502)
Add: Stock-based compensation expense, including cash settled(1)	292,548	5,964	1,057,140	224,013
Add: Amortization of acquired intangible assets	12,840	363	14,130	1,454
Add: Acquisition related costs	1,059	—	14,489	—
Add: Change in fair value of distribution liability for tax sharing agreement	(13,500)	—	(13,500)	—
Add: Tax impact of the non-GAAP adjustments	(22,613)	29	(19,132)	1,075
Non-GAAP net loss	$(39,438)	$(8,119)	$(6,019)	$(45,960)

Weighted-average Class A and Class B shares used in computing non-GAAP net loss per share attributable to common stockholders, basic and diluted	555,708,307	423,829,951	516,869,588	423,334,994
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.02)	$(0.01)	$(0.11)

We calculate non-GAAP net loss as GAAP net loss excluding equity and cash settled stock-based compensation expense, amortization of acquired intangible assets, acquisition related costs, changes in the fair value of our distribution liability for our tax sharing agreement with SAP, and the tax impact of the non-GAAP adjustments. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the weighted-average Class A and Class B shares attributable to common stockholders.

Free Cash Flow and Margin

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(In thousands)		(In thousands)
Net cash provided by (used in) operating activities	$13,664	$(98,493)	$2,801	$(410,722)
Less: Capital expenditures	(74,112)	(46,464)	(103,823)	(89,518)
Free cash flow	(60,448)	(144,957)	(101,022)	(500,240)
Free cash flow margin	(19)%	(68)%	(9)%	(66)%

We calculate free cash flow as net cash provided by operating activities less capital expenditures. Free cash flow margin is calculated as free cash flow divided by total revenue. We incurred significant cash outflows in connection with the settlement of liability-classified, stock-based awards in accordance with SAP’s employee equity compensation programs. Our free cash flow for the three months ended December 31, 2021 and 2020 includes $2.5 million and $104.6 million, respectively, in cash outflows related to the settlement of liability-classified, stock-based awards. Our free cash flow for the year ended December 31, 2021 and 2020 includes $79.4 million and $388.6 million, respectively, in cash outflows related to the settlement of liability-classified, stock-based awards.

________________
(1)Our stock-based compensation expense reflects the recognition of both equity-classified awards and liability-classified awards. Liability-classified awards are settled in cash in accordance with SAP’s employee equity compensation programs. Liability-classified awards are recorded according to mark-to-market accounting. On January 28, 2021, the Company completed a voluntary exchange offer pursuant to which 5.4 million cash-settled legacy restricted stock awards, restricted stock unit (RSU) awards, and options (together, Qualtrics Rights) and 1.3 million cash-settled SAP RSU awards were exchanged into 12.8 million equity-settled Qualtrics RSU awards, representing 93% of the outstanding Qualtrics Rights and SAP RSU awards. On September 13, 2021, the Company completed an additional voluntary exchange offer for certain employees in Australian that were not eligible for the January 28, 2021 exchange, pursuant to which less that 0.1 million cash-settled Qualtrics Rights and SAP RSU awards were exchanged and modified into equity-settled Qualtrics RSU awards.